EXHIBIT 99.1

              Zhone Reports Third Quarter 2003 Results;
        Company Reports 8 Percent Sequential Growth in Revenue

    Business Editors

    OAKLAND, Calif.--(BUSINESS WIRE)--Oct. 16, 2003--Zhone
Technologies, Inc.

    Third Quarter Results

    -- Revenues of $22.2 million for the quarter ended September 30, 2003 versus $20.5 million for the quarter ended June 30, 2003.

    -- Loss per basic and diluted share applicable to holders of common stock on a U.S. GAAP basis was $0.12

    --  Tellium and Zhone Technologies Announced Effectiveness of
        Registration Statement; Special Stockholders Meeting set for November 13, 2003

    Zhone Technologies, Inc., the first company dedicated to developing the full spectrum of next-generation access infrastructure solutions, today announced that net sales for the quarter ended September 30, 2003, were $22.2 million, an increase of 8% from net sales of $20.5 million for the quarter ended June 30, 2003. For the quarter ended September 30, 2003, net loss applicable to holders of common stock on a generally accepted accounting principles (GAAP) basis, was $1.9 million or $(0.12) per share, compared with a net loss applicable to holders of common stock of $6.5 million or $(0.44) per share for the quarter ended June 30, 2003.
    Net sales for the nine months ended September 30, 2003 was $59.8 million. Net loss applicable to holders of common stock for the first nine months of fiscal 2003, on a GAAP basis, was $21.9 million or $(1.50) per share, compared with a net loss applicable to holders of common stock of $57.9 million or $(5.29) per share for the first nine months of fiscal 2002.
    Zhone remains confident about prospects for measured growth, in large part because of expanding worldwide customer preference for Zhone's products including the recently announced Triple Play Voice data and video offerings over Passive Optical fiber Networks. Carriers are choosing flexible platforms able to support both legacy copper services and new fiber deployments under common equipment and management.
    "Customers continually want higher value, and they're now demanding flexibility, performance and reliability from newer technology," said Mory Ejabat, Chairman and CEO for Zhone. "Carriers are embracing Zhone as a selected vendor because we have been able to understand their needs, and to efficiently innovate with products and services to meet them."
    "Zhone is pleased to have added thirty-seven new customers over the first six months of 2003," said Mr. Ejabat. "Our carrier customer base continues to grow providing Zhone with balance and revenue during the recent stabilizing trend in access spending."
    Earlier this week, Zhone and Tellium, Inc., a publicly-held company delivering high-speed, high-capacity, intelligent core optical solutions, announced that the Securities and Exchange Commission has declared effective the Form S-4 Registration Statement relating to the proposed merger of the two companies. The merger is subject to the approval of Tellium and Zhone stockholders and certain other conditions that are described in the Joint Proxy Statement/Prospectus contained in the Form S-4, which was mailed to stockholders earlier this week. Zhone stockholders will vote on the merger at a special meeting scheduled for 8 a.m., local time, on November 13, 2003, at Zhone's headquarters in Oakland, California. If approved by Tellium and Zhone stockholders, it is anticipated that the merger will close soon after the special meetings.
    Zhone will not be hosting a conference call today. To receive a copy of this release, please contact Christen Chesel at 510-777-7013, or investor-relations@zhone.com.

    About Zhone Technologies, Inc. (Zhone)

    Zhone's strategy combines existing solutions with Zhone's internally developed intellectual property to create a portfolio of scalable next-generation network products supporting a rich array of voice, data, video, and entertainment services. The company was founded by the senior management team that grew telecommunications pioneer Ascend Communications, Inc., from its startup roots to the multi-billion-dollar company acquired by Lucent Technologies (NYSE:LU) in June 1999. Zhone's advanced networking solutions include the Single Line Multi-Service architecture (SLMS(TM)), FlexBand(TM) Multi-service port, Zhone Management System (ZMS(TM)), Broadband Access Node (BAN(TM)), Multi-Access Line Concentrator (MALC(TM)), AccessNode(TM) and Universal Edge(TM) 9000 products (purchased from Nortel Networks -- NYSE/TSE:NT), Sechtor(TM) universal voice gateway, the Z-Edge(TM) access products and RAPTOR(TM) DSLAM, the Zhone Residential Gateway
(ZRG) and the FiberJack(TM) PON Terminal. In July 2003, Zhone and Tellium (Nasdaq:TELM) announced that the two companies have entered into a definitive agreement to merge the two companies.

    Forward-Looking Statements

    Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the merger may not close, Zhone not obtaining the customer orders it currently expects for the quarters ending December 31, 2003 and March 31, 2004, the failure of Zhone to retain key employees, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry, Zhone's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, and higher than anticipated expenses Zhone may incur in future quarters. In addition, please refer to the risk factors contained in the Joint Proxy Statement/Prospectus and Zhone's public filings available at www.sec.gov for other important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update publicly or revise any forward-looking statements.

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders.

               ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

                 Condensed Consolidated Balance Sheets

                            (In thousands)


                                          September 30,  December 31,
                                              2003           2002
                                          -------------- -------------
                                           (unaudited)   (As Restated)

                  Assets

Current assets:
  Cash and cash equivalents                      $2,502       $10,614
  Accounts receivable                            12,088        14,997
  Inventories                                    24,974        18,873
  Prepaid expenses and other current
   assets                                         1,921         1,546
                                          -------------- -------------
    Total current assets                         41,485        46,030
Property and equipment, net                      22,939        23,512
Intangible assets, net                           89,819        86,806
Restricted cash                                   6,681         6,313
Other assets                                      1,003         1,302
                                          -------------- -------------
    Total assets                               $161,927      $163,963
                                          ============== =============

   Liabilities, Redeemable Convertible
 Preferred Stock, and Stockholders' Equity

Current liabilities:
  Accounts payable                              $16,106       $12,279
  Line of credit                                 10,821         4,614
  Current portion of long-term debt               7,298         4,781
  Accrued and other liabilities                  22,247        32,313
                                          -------------- -------------
    Total current liabilities                    56,472        53,987
  Long-term debt, less current portion           32,288        33,922
  Other long-term liabilities                     5,733         8,806
                                          -------------- -------------
    Total liabilities                            94,493        96,715
                                          -------------- -------------

  Redeemable convertible Series AA and B
   preferred stock                                   --       165,890
Stockholders' equity (deficit)                   67,434       (98,642)
                                          -------------- -------------
    Total liabilities, redeemable
     convertible preferred stock, and
     stockholders' equity (deficit)            $161,927      $163,963
                                          ============== =============
               ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

            Condensed Consolidated Statements of Operations

                 (In thousands, except per share data)


                            Three Months Ended     Nine Months Ended
                            Sept. 30,  Sept. 30,  Sept. 30,  Sept. 30,
                              2003       2002       2003       2002
                           ---------- ---------- ---------- ----------
                                    (As Restated)

                                (unaudited)           (unaudited)
Net revenue                  $22,240    $27,031    $59,849    $87,718

Cost of revenue               12,118     16,755     33,014     54,162
Stock-based compensation         131         32       (155)        32
                           ---------- ---------- ---------- ----------
  Gross profit                 9,991     10,244     26,990     33,524
Operating expenses:
  Research and development     5,513      6,158     15,711     23,576
  Sales and marketing          4,513      4,582     13,061     15,400
  General and
   administrative              1,228      3,881      3,152      9,949
  Purchased in-process
   research and
   development                     -         59          -         59
  Restructuring charges            -          -          -      4,531
  Stock-based compensation       763      7,120       (667)     7,159
  Amortization and
   impairment of
   intangible assets           2,053      4,159      5,889     12,258
                           ---------- ---------- ---------- ----------
    Total operating
     expenses                 14,070     25,959     37,146     72,932
                           ---------- ---------- ---------- ----------
Operating loss                (4,079)   (15,715)   (10,156)   (39,408)
Interest expense and other
 expense, net                   (879)    (2,234)    (1,964)    (6,333)
                           ---------- ---------- ---------- ----------
Loss before income taxes      (4,958)   (17,949)   (12,120)   (45,741)
Income tax (benefit)
 provision                    (3,064)        26     (2,967)       105
                           ---------- ---------- ---------- ----------
Net loss                      (1,894)   (17,975)    (9,153)   (45,846)
Accretion on preferred
 stock                             -    (10,213)   (12,700)   (12,025)
                           ---------- ---------- ---------- ----------
Net loss applicable to
 holders of common stock     ($1,894)  ($28,188)  ($21,853)  ($57,871)
                           ========== ========== ========== ==========
Basic and diluted net loss
 per share applicable to
 holders of common stock      ($0.12)    ($2.41)    ($1.50)    ($5.29)
Weighted average shares
 outstanding used to
 compute basic and diluted
 net loss per share
 applicable to holders of
 common stock                 15,210     11,684     14,606     10,931

    CONTACT: Zhone Technologies, Inc.
             Christen Chesel, 510-777-7013 (Investors) investor-relations@zhone.com
             David Markowitz, 510-777-7020 (Media)
             dmarkowitz@zhone.com
             www.zhone.com